Exhibit 23(d)




                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Summit Bancorp on Form S-8 to be dated on or about September 5, 1997 of our report dated August 25, 1995 on the consolidated financial statements of Collective Bancorp, Inc., appearing in the Report on Form 8-K of Summit Bancorp. dated July 28, 1997 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Parsippany, New Jersey



September 4, 1997


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